Exhibit 99.1

	U.S. Operating Segment			International Operating Segment			Consolidated
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
	2007	2006	Change	2007	2006	Change	2007	2006	Change
Revenues
Admissions revenues (in millions)	$207.5	$207.6	(0.0%)	$44.9	$38.5	16.6%	$252.4	$246.1	2.6%
Concession revenues (in millions)	98.1	98.3	(0.2%)	20.5	17.3	18.5%	118.6	115.6	2.7%
Other revenues (in millions)	12.0	22.5	(46.7%)	10.3	7.3	41.1%	22.3	29.8	(25.2%)
Total revenues (in millions)	317.6	328.4	(3.3%)	75.7	63.1	20.0%	393.3	391.5	0.5%
Attendance (in millions)	34.9	37.2	(6.2%)	12.7	12.6	0.8%	47.6	49.8	(4.4%)
Revenues per screen (in dollars)	$87,475	$93,419	(6.4%)	$75,606	$66,024	14.5%	$84,910	$87,565	(3.0%)

Theatre Operating Costs
Film rentals and advertising	$112.9	$112.3		$22.6	$18.7		$135.5	$131.0
Concession supplies	13.0	12.4		5.4	4.8		18.4	17.2
Salaries and wages	35.1	33.6		6.9	6.0		42.0	39.6
Facility lease expense	40.2	38.6		12.8	9.7		53.0	48.2
Utilities and other	39.0	36.0		8.2	7.9		47.2	43.9
Total theatre operating costs	$240.2	$232.9		$55.9	$47.1		$296.1	$279.9

	U.S. Operating Segment			International Operating Segment			Consolidated
	Year Ended			Year Ended			Year Ended
	December 31,			December 31,			December 31,
			%			%			%
	2007	2006	Change	2007	2006	Change	2007	2006	Change
Revenues
Admissions revenues (in millions)	$879.1	$577.9	52.1%	$208.4	$182.4	14.3%	$1,087.5	$760.3	43.0%
Concession revenues (in millions)	424.4	297.4	42.7%	92.1	78.4	17.5%	516.5	375.8	37.4%
Other revenues (in millions)	45.6	59.4	(23.2%)	33.2	25.1	32.3%	78.8	84.5	(6.7%)
Total revenues (in millions)	1,349.1	934.7	44.3%	333.7	285.9	16.7%	1,682.8	1,220.6	37.9%
Attendance (in millions)	151.7	118.7	27.8%	61.0	59.6	2.3%	212.7	178.3	19.3%
Revenues per screen (in dollars)	$376,771	$346,812	8.6%	$341,451	$306,459	11.4%	$369,200	$336,437	9.7%

Theatre Operating Costs
Film rentals and advertising	$485.2	$315.4		$104.5	$90.6		$589.7	$406.0
Concession supplies	57.8	38.7		23.3	20.3		81.1	59.0
Salaries and wages	146.7	95.8		26.6	22.8		173.3	118.6
Facility lease expense	161.7	117.0		51.0	44.4		212.7	161.4
Utilities and other	149.0	108.3		42.3	36.5		191.3	144.8
Total theatre operating costs	$1,000.4	$675.2		$247.7	$214.6		$1,248.1	$889.8